EXHIBIT 99.1

OPENWAVE ACHIEVES PROFITABILITY

Reports First Quarter Fiscal 2005 Results

REDWOOD CITY, Calif. —October 26, 2004 — Openwave Systems Inc. (Nasdaq: OPWV), the leading independent provider of open software products and services for the communications industry, today announced that revenues for its first fiscal quarter ended September 30, 2004 were $83.6 million, an increase of 9% from $76.8 million during the preceding quarter ended June 30, 2004 and an increase of 23% from $68.0 million during the September quarter in the preceding year.

“This was a breakthrough quarter for Openwave,” said Don Listwin, president and CEO of Openwave. “We achieved profitability and increased license revenue. We have emerged as the leading company with a client/server offering that will improve the user experience for mobile data services.”

Net income on a GAAP basis for the first fiscal quarter ended September 30, 2004 was $957,000, or $0.01 per basic and diluted share, compared to a net loss of $737,000, or ($0.01) per basic and diluted share, for the preceding quarter and a net loss of $14.0 million, or ($0.23) per basic and diluted share, for the September quarter in the preceding year. Net income on a non-GAAP basis, excluding all amortization of acquisition related intangibles and restructuring costs, for the first fiscal quarter ended September 30, 2004 was $3.5 million, or $0.05 per basic and diluted share. A reconciliation between net income on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At September 30, 2004, the Company had cash, cash equivalents, short-term and long-term investments totaling $280.0 million, of which $27.6 million is set aside as restricted cash and investments. Net cash used for operating activities during the three months ended September 30, 2004 was $14.5 million, which included $2.9 million of cash used for restructuring costs.

Second Quarter Fiscal 2005 Business Outlook

Management’s current outlook for the quarter ending December 31, 2004 is that revenues will be within a range of $83 million plus or minus $5 million, gross profit will be between 70 and 73 percent of revenues, and net earnings / (loss) per basic and diluted share will be between $0.04 and ($0.08) per share on a GAAP basis, and $0.07 to ($0.05) on non-GAAP basis, excluding all amortization of acquisition related intangibles and restructuring costs. Management expects to have cash, cash equivalents, short-term and long-term investments, inclusive of restricted cash, of $280 million to $290 million as of December 31, 2004.

-more-

Page 2 of 7 — Openwave Reports First Quarter Fiscal 2005

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. Eastern today to discuss its financial results for its first fiscal quarter ended September 30, 2004. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 888-428-4480 or 651-291-5254 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. eastern on October 28 by calling 800-475-6701. The replay can be accessed internationally by calling 320-365-3844. Reservation number: 750211.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Non-GAAP Measure

The company’s stated results and outlook include a non-GAAP measure, non-GAAP net income, which excludes all acquisition related amortization of intangibles and restructuring costs. The company considers this to be an important measure because it provides a useful measure of the operational performance of the company and is often used by investors to evaluate the financial performance of a company. Non-GAAP net income results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(more)

Page 3 of 7 — Openwave Reports First Quarter Fiscal 2005

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements (including without limitation those contained in the Business Outlook section and the quotation from management) relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to the Business Outlook and other forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements until the release of its next quarterly earnings announcement. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition and pricing pressure on our products; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS:

Mike Bishop

Senior Manager, Investor Relations

Openwave Systems Inc

650-480-4461

Joshua Pace

Chief Financial Officer

Openwave Systems Inc.

650-480-4999

MEDIA CONTACT:

Michele Landry

Openwave Systems Inc.

650-480-4622

(more)

Page 4 of 7 — Openwave Reports First Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Revenues:
License	$38,185	$36,848	$32,208
Maintenance and support services	21,498	21,172	20,366
Professional services	16,818	13,427	9,803
Project / Systems	7,067	5,375	5,612

Total revenues	83,568	76,822	67,989

Cost of revenues:
License	81	669	1,945
Maintenance and support services	6,637	6,111	6,252
Professional services	12,295	11,396	7,296
Project / Systems	3,051	4,996	2,149
Amortization of acquisition-related contract intangible assets	1,141	619	622

Total cost of revenues	23,205	23,791	18,264

Gross profit	60,363	53,031	49,725

Operating Expenses:
Research and development	22,005	20,284	25,586
Sales and marketing	22,921	23,596	23,623
General and administrative	10,198	7,284	10,056
Restructuring and other related costs	907	(570)	2,652
Stock-based compensation	594	723	735
Acquisition-related amortization	525	67	68

Total operating expenses	57,150	51,384	62,720

Operating income (loss)	3,213	1,647	(12,995)
Interest and other income (expense), net	(243)	(541)	578

Income (loss) before provision for income taxes	2,970	1,106	(12,417)

Income taxes	2,013	1,843	1,572

Net income (loss)	$957	$(737)	$(13,989)

Basic net income (loss) per share	$0.01	$(0.01)	$(0.23)

Diluted net income (loss) per share	$0.01	$(0.01)	$(0.23)

Shares used in computing basic net income (loss) per share	65,151	63,978	60,104

Shares used in computing diluted net income (loss) per share	68,000	63,978	60,104

Page 5 of 7 — Openwave Reports First Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss):
GAAP net income (loss)	$957	$(737)	$(13,989)
Add back:
Restructuring costs	907	(570)	2,652
Amortization of acquisition related intangibles	1,666	686	690

Non-GAAP net income (loss)	$3,530	$(621)	$(10,647)

Basic net income (loss) per share	$0.01	$(0.01)	$(0.23)
Add back:
Restructuring costs	0.01	(0.01)	0.04
Amortization of acquisition related intangibles	0.03	0.01	0.01

Basic Non-GAAP net income (loss) per share	$0.05	$(0.01)	$(0.18)

Shares used in computing basic net income (loss) per share	65,151	63,978	60,104

Diluted net income (loss) per share	$0.01	$(0.01)	$(0.23)
Add back:
Restructuring costs	0.01	(0.01)	0.04
Amortization of acquisition related intangibles	0.03	0.01	0.01

Diluted Non-GAAP net income (loss) per share	$0.05	$(0.01)	$(0.18)

Shares used in computing diluted net income (loss) per share	68,000	63,978	60,104

Page 6 of 7 — Openwave Reports First Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	September 30, 2004	June 30, 2004
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$225,674	$269,771
Accounts receivable, net	115,371	78,421
Other current assets	15,376	15,694

Total current assets	356,421	363,886

Property and equipment, net	29,794	30,552
Long-term investments	26,755	44,663
Restricted cash and investments	27,589	27,384
Goodwill, intangibles and other assets	76,308	10,023

	$516,867	$476,508

Liabilities and Stockholders’ Equity
Current Liabilities:
Note payable	$3,814	$—
Accounts payable	4,929	4,697
Accrued liabilities	40,763	36,679
Accrued restructuring costs	9,981	10,429
Deferred revenue	70,494	60,662

Total current liabilities	129,981	112,467

Accrued restructuring costs, less current portion	37,327	38,838
Deferred revenue, less current portion	1,477	1,321
Deferred rent obligations	4,473	4,308
Deferred tax liability	9,257	—
Convertible subordinated notes, net	146,748	146,542

Total liabilities	329,263	303,476

Total stockholders’ equity	187,604	173,032

	$516,867	$476,508

Page 7 of 7 — Openwave Reports First Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(In thousands)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
Cash flows from operating activities:
Net income (loss)	$957	$(737)	$(13,989)
Adjustments to reconcile net loss to net cash used for operating activities
Depreciation, amortization and impairment of intangible assets	4,947	5,012	7,596
Provision for (recovery of) doubtful accounts	1,101	(53)	135
Impairment of property and equipment - restructuring related	—	—	738
Other non-cash activities	271	269	209
Changes in operating assets and liabilities	(21,738)	(5,374)	(7,406)

Net cash used for operating activities	(14,462)	(883)	(12,717)

Cash flows from investing activities:
Purchases of property and equipment, net	(1,626)	(4,241)	(622)
Acquisitions, net of cash acquired	(46,433)	—	—
Net proceeds of short-term investments	3,412	980	2,194
Net proceeds (purchases) of long-term investments	(69)	5,146	4,412
Restricted cash and investments	(205)	181	(7,596)

Net cash provided by (used for) investing activities	(44,921)	2,066	(1,612)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	766	1,858	1,627
Proceeds from issuance of convertible debt, net	—	—	144,975
Other, net	(3)	(3)	4

Cash provided by financing activities	763	1,855	146,606

Effect of exchange rates on cash and cash equivalents	(227)	—	—

Net increase in cash and cash equivalents	(58,847)	3,038	132,277
Cash and cash equivalents at beginning of period	231,509	228,471	139,339

Cash and cash equivalents at end of period	$172,662	$231,509	$271,616

###